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                                                                   Exhibit 10.19


                    CLEVELAND INDIANS BASEBALL COMPANY, INC.
                      DIRECTORS' DEFERRED COMPENSATION PLAN


                  CLEVELAND INDIANS BASEBALL COMPANY, INC. (the "Company") desires to establish a Directors' Deferred Compensation Plan (the "Plan") to assist it in attracting and retaining persons of competence and stature to serve as directors of the Company and more closely aligning the interests of its directors with those of the Company's shareholders by giving each director the option of deferring receipt of the fees payable to that director.
                  Therefore, the Company hereby adopts the Plan as hereinafter set forth:

                  1. EFFECTIVE DATE. The Plan will become effective upon the closing of the Company's initial public offering of Class A Common Shares (the "IPO").

                  2. PARTICIPATION. Each director of the Company who (a) is duly elected to the Company's Board of Directors and (b) receives fees for services as a director may elect to defer receipt of fees otherwise payable to such director pursuant to the terms of the Plan. Each director who elects to defer fees is a Participant in the Plan.

                  3. ADMINISTRATION. The Company's Board of Directors will appoint directors and/or officers of the Company who are not eligible to become Participants, to act as the Administrators of the Plan ("Administrators"). The Administrators will serve at the pleasure of the Board of Directors and will administer, construe and interpret the Plan. The Administrators will not be liable for any act done or determination made in good faith. The Board of Directors has the power to designate additional or replacement Administrators at its discretion.

                  4.  DEFERRALS.

                  (a) DEFERRAL ELECTION. A Participant may elect to defer fees by filing an election form with the Company and/or the Administrators of the Plan prior to the



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         beginning of a Plan Year (which begins on January 1 and ends on
         December 31). Unless the election form indicates that the election relates to a specific Plan Year, elections will be deemed continuing and therefore applicable to subsequent Plan Years until the election is modified or revoked. An election form must state the portion of fees to be deferred, a distribution commencement date and method of distribution (cash or Class A Common Shares and lump sum or four equal annual installments). An election may be modified or revoked with respect to any Plan Year prior to the commencement of that Plan Year. Each director who first becomes eligible to participate in the Plan after the date of the adoption of this Plan may make an election for the portion of the year in which such director first became eligible with respect to fees for services to be rendered after the date of such election.

                  (b) ACCOUNTING. Appropriate records, which will list and reflect each Participant's credits and valuations, will be maintained by the Company ("Deferral Accounts"). The Company will provide each Participant an annual statement of the balance in such Participant's Deferral Account. The Company shall credit to each Participant's Deferral Account an amount equivalent to the fees that would have been paid to the Participant if the Participant had not elected to participate in the Plan. The credit shall be made on the date on which the fee would have been paid absent a deferral election. No funds are required to be segregated into actual Accounts for the Participants; the Deferral Accounts shall represent general unsecured obligations of the Company.

                  (c) VALUATION. Until distributed to a Participant, amounts credited to a Deferral Account of such Participant will be increased or decreased as measured by the


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         market value of the Company's Class A Common Shares plus the value of dividends or other distributions on the Class A Company's Common Shares. Each amount credited to a Deferral Account will be assigned a number of Share Units (including fractions of a Share) determined by dividing the amount credited to the Deferral Account, whether in lieu of payment of fees for service as a director or as a dividend or other distribution attributable to such Share Units, by the fair market value of a share of the Company's Class A Common Shares on the date of credit. "Fair Market Value" means, as of any date, the mean between the highest and lowest quoted selling price, regular way, of the Shares on such date on the Nasdaq National Market (or any successor thereto), if no such sale of the Shares occurs on the Nasdaq National Market (or any successor thereto) on such date, then such mean price on the next preceding day on which the Shares were traded. If the Shares are no longer quoted on the Nasdaq National Market (or any successor thereto), then the Fair Market Value of the Shares will be determined by the Administrators in good faith. Each Share Unit will have the value of one Class A Common Share of the Company. The number of Share Units will be adjusted to reflect stock splits, stock dividends or other capital adjustments effected without receipt of consideration by the Company.

                  5. DISTRIBUTION. A Participant must elect in writing, at the time he makes a deferral election under subparagraph 4(a), the date on which the distribution of amount credited to the Participant's Deferral Account to which the deferral election relates will commence and the method of distribution, as permitted hereunder. Payment will be made on the earlier of (i) the date specified in the deferral election or (ii) ninety (90) days after termination of the Participant's status as a director of the Company. Payment will be made in the form of Class A


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Common Shares or cash as elected at the time of payment by the Participant. The
Company will use its best efforts to register the issuance of the Class A Common Shares distributed to Participants under the Securities Act of 1933, as amended. The time of distribution of benefits may vary with each separate election, but each election will be irrevocable.

                  Distributions (whether in Class A Common Shares or cash) may be made in one lump sum or four equal annual installments (each, a "Payment Date") as specified in a Participant's elections. The amount of an installment will be paid based on the then current value of the Participant's Deferral Account as follows: (a) 25% on the first Payment Date; (b) 33% on the second Payment Date; (c) 50% on the third Payment Date; and (d) 100% on the fourth Payment Date. The value of the Participant's Deferral Account will be determined based on the number of Share Units attributable to the applicable deferral election and the Fair Market Value of such Share Units as of the business day immediately preceding the Payment Date.

                  6.  DEATH OR DISABILITY.

                  (a) If a Participant's service is terminated by reason of death or disability prior to the distribution of any portion of his benefits, the Company will, within ninety (90) days of the date of service termination, commence distribution of benefits to the Participant (or to the beneficiary or beneficiaries in the event of death). Distribution will be made in accordance with the method of distribution elected by the Participant pursuant to paragraph 5 hereof. In the event a Participant's death or disability occurs after distribution of benefits hereunder has begun, the Company will continue to make distributions to the Participant (or to the beneficiary or beneficiaries in the event of death) in accordance with the methods of distribution elected by the Participant pursuant to paragraph 5 hereof.

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                  (b) Each Participant will have the right to designate one or more beneficiaries to receive distributions in the event of Participant's death by filing with the Company a beneficiary designation. A Participant may change the designated beneficiary or beneficiaries at any time prior to his death by the delivery to the Company of a new beneficiary designation. If no beneficiary has been designated, or if no designated beneficiary survives the Participant, distributions pursuant to this provision will be made to the Participant's estate.

                  7. ASSIGNMENT AND ALIENATION OF BENEFITS. The right of each Participant to any account, benefit or payment hereunder will not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of such Participant; and no account, benefit or payment will be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

                  8. HARDSHIP. Other provisions notwithstanding, at the written request of a Participant or his or her legal representative, the Administrators, in their sole discretion, upon a finding that continued deferral will result in financial hardship to the Participant, may authorize (i) the distribution of all or a part of a Participant's Deferral Account in a single installment or (ii) the acceleration of payment of any multiple installments thereof.

                  9. AMENDMENT OR TERMINATION. The Board of Directors of the Company may amend or terminate this Plan at any time and from time to time. Any amendment or termination of this Plan will not affect the rights of a Participant accrued prior thereto without his written consent.

                  10. TAXES. The Company will not be responsible for the tax consequences under federal, state or local law of any election made by any Participant under the Plan. All payments


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under the Plan will be subject to withholding and reporting requirements to the extent permitted by applicable law.

                  11. APPLICABLE LAW. This Plan will be interpreted under the laws of the State of Ohio.